Exhibit 10.1

December 30, 2009

Dear Don:

This letter will summarize our agreement regarding your continued employment as Chairman and Chief Executive Officer of Massey Energy Company, through December 31, 2011.  Your current employment agreement will expire December 31, 2009.  I am very pleased that you will continue your leadership of Massey and look forward to the productive years ahead.

The specifics of your compensation package are included on Appendix A to this letter.  In addition, you generally will continue to participate in the employee benefit plans and arrangements (e.g., the Massey Energy Retirement Plan, the Coal Company Salary Deferral and Profit Sharing Plan, the welfare benefit programs and the nonqualified or supplemental benefit programs) and be entitled to receive the perquisites provided to you in keeping with past practice, including, but not limited to, use of the Company’s airplanes.

If you have any questions regarding the terms and conditions of Appendix A, please do not hesitate to call me.  If the offer details are acceptable, please acknowledge by signing and dating one copy of this letter and returning it to me.

Sincerely,

/s/ Robert H. Foglesong
Robert H. Foglesong
Chairman, Compensation Committee
Massey Energy Company

Acknowledged and agreed:

/s/ Don L. Blankenship                                                12/30/09
Don L. Blankenship                                                      Date

APPENDIX A TO LETTER AGREEMENT

THIS APPENDIX A is part of a letter agreement dated December 30, 2009 by and between MASSEY ENERGY COMPANY, a Delaware corporation (“Massey”), and DON L. BLANKENSHIP (the “Executive”), and relates to the Executive’s employment by Massey for calendar years 2010 and 2011 subject to extension as set forth in Section 7 below.

SECTION 1.                      Compensation.

1.1.  Base Monthly Salary – $83,333, payable no less frequently than monthly in accordance with Massey’s ordinary payroll practices.

1.2.  Cash Incentive Bonus Awards – A target cash incentive bonus award for fiscal year 2010 of $1,500,000 (the “2010 Cash Incentive Bonus Award”) and a target cash incentive bonus award for fiscal year 2011 of $1,500,000 (the “2011 Cash Incentive Bonus Award”), each granted pursuant to the Massey Energy Company 2006 Stock and Incentive Compensation Plan, as such plan may be amended from time to time (the “2006 Plan”), based on the achievement of certain performance objectives for fiscal year 2010 (for the 2010 Cash Incentive Bonus Award) and for fiscal year 2011 (for the 2011 Cash Incentive Bonus Award) using qualifying performance criteria contained in the 2006 Plan. The target 2010 Cash Incentive Bonus Award was granted and performance objectives set by the Compensation Committee of the Board of Directors of Massey on December 12, 2009. The target 2011 Cash Incentive Bonus Award shall be granted and the performance objectives set by the Compensation Committee of the Board of Directors of Massey prior to the commencement of fiscal year 2011. There shall be a threshold level of performance for each performance objective below which no payment shall occur, a target level of performance, and a maximum level of performance, the amount of which can be up to and including two and a half times the target amount, above which no additional payment will occur. The achievement of each of the Cash Incentive Bonus Awards for purposes of this Section 1.2 shall be confirmed by the Chief Financial Officer and the Compensation Committee and may be adjusted at the sole discretion of the Compensation Committee in a manner consistent with the performance-based compensation rules of Section 162(m) of the Internal Revenue Code, as amended (the “IRC”), and as permitted by the 2006 Plan. The 2010 Cash Incentive Bonus Award, if payable, shall be paid on or about February 28, 2011 (but in no event later than March 15, 2011) and the 2011 Cash Incentive Bonus Award, if payable, shall be paid on or about February 28, 2012 (but in no event later than March 15, 2012). Notwithstanding any other provision hereof, the Compensation Committee shall have the right, in its sole discretion, to reduce the actual award payout for any Cash Incentive Bonus Award by up to and including 5% of the maximum award payout provided that such discretion shall only be exercised based on the Compensation Committee’s review and its judgment as to whether the Executive has satisfactorily proposed, updated as appropriate, and implemented a successorship plan for all executive ranks.

1.3.  Restricted Stock and Restricted Unit Awards – The Executive shall be granted on December 30, 2009, pursuant to the 2006 Plan, 12,700 shares of restricted stock (the “2010 Restricted Stock Award”) and 7,300 restricted units (the “2010 Restricted Unit Award”), both of which will vest at the rate of one-third on each of December 30, 2010 , December 30, 2011 and December 30, 2012. The Executive shall be granted on December 30, 2010, pursuant to the 2006 Plan, 12,700 shares of restricted stock (the “2011 Restricted Stock Award”) and 7,300 restricted units (the “2011 Restricted Unit Award”), both of which will vest at the rate of one-third on each of December 30, 2011, December 30, 2012 and December 30, 2013.

1.4.  Performance-Based Restricted Unit Awards – Two performance-based restricted unit awards, granted on December 30, 2009, pursuant to the 2006 Plan, which shall vest based on the achievement of certain performance objectives for fiscal year 2010 using qualifying performance criteria contained in the 2006 Plan (the “2010 Performance Restricted Unit Awards”) and two performance-based restricted unit awards, granted on December 30, 2010, pursuant to the 2006 Plan, which shall vest based on the achievement of certain performance objectives for fiscal year 2011 using qualifying performance criteria contained in the 2006 Plan (the “2011 Performance Restricted Unit Awards”). The 2010 Performance Restricted Unit Awards were granted and the performance objectives were set by the Compensation Committee on December 12, 2009 and the 2011 Performance Restricted Unit Awards shall be granted and the performance shall be set by the Compensation Committee prior to the commencement of fiscal year 2011. Each performance objective shall consist of two levels of targeted performance, a threshold level (“Level 1”) and an enhanced level (“Level 2”), which, for purposes of this Section 1.4, if achieved, shall be confirmed by the Chief Financial Officer and the Compensation Committee and which may be adjusted at the sole discretion of the Compensation Committee in a manner consistent with the performance-based compensation rules of Section 162(m) of the IRC, and as permitted by the 2006 Plan. The Level 1 2010 Performance Restricted Unit Award shall be for a total of 81,500 restricted units, comprised of a certain number of restricted units attributed to each performance objective, and the Level 2 2010 Performance Restricted Unit Award shall be for a total of 32,250 restricted units, comprised of a certain number of restricted units attributed to each performance objective. The terms and conditions and the number of restricted units of the Level 1 and Level 2 2011 Performance Restricted Unit Awards shall be set by the Compensation Committee prior to the commencement of fiscal year 2011 and shall be comprised of a certain number of restricted units attributed to each performance objective. If Level 1 targeted performance for a given performance objective is confirmed as set forth above, the Executive shall vest in that portion of the Level 1 Performance Restricted Unit Award that has been allocated to the achievement of the targeted performance for such performance objective and that portion of the Level 1 Performance Restricted Unit Award that has vested shall be paid on or about February 28, but in no event later than March 15, of the year following the completion of the fiscal year of performance to which it relates, and shall be based on the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of the fiscal year of performance to which it relates. If Level 1 targeted performance for a given performance objective is not confirmed as set forth above that portion of the Level 1 Performance Restricted Unit Award that has been allocated to the achievement of the targeted performance for such performance objective shall be forfeited. If Level 2 targeted performance for a given performance objective is confirmed as set forth above, the Executive shall vest in that portion of the Level 2 Performance Restricted Unit Award that has been allocated to the achievement of the targeted performance for such performance objective and that portion of the Level 2 Performance Restricted Unit Award that has vested shall be paid on or about February 28, but in no event later than the following March 15, of the year following the completion of the fiscal year of performance to which it relates, and shall be based on the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of the fiscal year of performance to which it relates. If the targeted performance for a given performance objective is confirmed, as set forth above, to have fallen between Level 1 and Level 2 targeted performance for such performance objective, the Executive shall vest in that portion of the Level 2 Performance Restricted Unit Award that is equal to the number of restricted units allocated to Level 2 targeted performance for such performance objective times a fraction, the numerator of which is that amount of performance achieved over and above Level 1 targeted performance for such performance objective and the denominator of which is the difference between Level 2 targeted performance for such performance objective and Level 1 targeted performance for such performance objective. For example, if the number of restricted units allocated to Level 2 targeted performance for a certain performance objective was 30,000 and only one-third of Level 2 targeted performance for such performance objective was achieved, then the Executive would vest in 10,000 restricted units. That portion of the Level 2 Performance Restricted Unit Award that vests shall be paid on or about February 28, but in no event later than March 15, of the year following completion of the fiscal year of performance to which it relates and shall be based on the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of the fiscal year of performance to which it relates and that portion of the Level 2 Performance Restricted Unit Award which did not vest shall be forfeited.

1.5.  Performance-Based Cash Incentive Awards – Two performance-based cash incentive awards granted on December 30, 2009, pursuant to the 2006 Plan, based on the achievement of certain performance objectives for fiscal year 2010 using qualifying performance criteria contained in the 2006 Plan (the “2010 Performance Cash Awards”). Two performance-based cash incentive awards granted prior to the commencement of fiscal year 2011, pursuant to the 2006 Plan, based on the achievement of certain performance objectives for fiscal year 2011 using qualifying performance criteria contained in the 2006 Plan (the “2011 Performance Cash Awards”). The 2010 Performance Cash Awards were granted and the performance objectives set by the Compensation Committee on December 12, 2009, and the 2011 Performance Cash Awards shall be granted and the performance objectives set by the Compensation Committee prior to the commencement of fiscal year 2011. Each performance objective shall consist of two levels of targeted performance, a further enhanced level (“Level 3”) and a superior level (“Level 4”), which, for purposes of this Section 1.5, if achieved, shall be confirmed by the Chief Financial Officer and the Compensation Committee and which may be adjusted at the sole discretion of the Compensation Committee in a manner consistent with the performance-based compensation rules of Section 162(m) of the IRC, and as permitted by the 2006 Plan. Each Performance Cash Award shall consist of a certain number of units attributed to each performance objective earnable, in whole or in part, by the Executive based on the achievement, in whole or in part, of the levels of targeted performance set for each performance objective (the “Earned Units”). The Level 3 2010 Performance Cash Award that may be earned by the Executive, assuming the satisfaction of Level 3 targeted performance for all the selected performance objectives combined, shall consist of a total of 32,250 units. The 2010 Level 4 Performance Cash Award that may be earned by the Executive, assuming the satisfaction of Level 4 targeted performance for all the selected performance objectives combined, shall consist of an additional 334,000 units. The terms and conditions and the number of units of the Level 3 and Level 4 2011 Performance Cash Awards, including the performance objective(s) therefor, shall be set by the Compensation Committee prior to the commencement of fiscal year 2011. If Level 3 targeted performance for a given performance objective is confirmed, as set forth above, the Executive shall earn that portion of the Level 3 Performance Cash Award that has been allocated to the achievement of the targeted performance for such performance objective. If the targeted performance for a given performance objective is confirmed, as set forth above, to have fallen between Level 2 and Level 3 targeted performance for such performance objective, the Executive shall earn that portion of the Level 3 Performance Cash Award that is equal to the number of units allocated to Level 3 targeted performance for such performance objective times a fraction, the numerator of which is that amount of performance achieved over and above Level 2 targeted performance for such performance objective and the denominator of which is the difference between Level 3 targeted performance for such performance objective and Level 2 targeted performance for such performance objective. If Level 4 targeted performance for a given performance objective is confirmed, as set forth above, the Executive shall earn that portion of the Level 4 Performance Cash Award that has been allocated to the achievement of the targeted performance for such performance objective. If the targeted performance for a given performance objective is confirmed, as set forth above, to have fallen between Level 3 and Level 4 targeted performance for such performance objective, the Executive shall earn that portion of the Level 4 Performance Cash Award that is equal to the number of units allocated to Level 4 targeted performance for such performance objective times a fraction, the numerator of which is that amount of performance achieved over and above Level 3 targeted performance for such performance objective and the denominator of which is the difference between Level 4 targeted performance for such performance objective and Level 3 targeted performance for such performance objective. The portions of each Performance Cash Award that are earned by the Executive shall be equal to the product obtained by multiplying (i) the Earned Units by (ii) the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of the fiscal year of performance to which it relates. Any and all earned portions of each Performance Cash Award shall be paid on or about February 28, but in no event later than March 15, following completion of the fiscal year of performance to which it relates. No additional Performance Cash Award will be granted for the achievement of performance above Level 4 for any selected performance objective. As provided in Section 11.1 of the 2006 Plan, the aggregate maximum amount payable as Incentive Awards under the 2006 Plan (which in the case of this letter agreement consist of the Cash Incentive Bonus Award in Section 1.2 above and the Performance Cash Award in this Section 1.5) for any fiscal year shall not exceed $10,000,000.

1.6.  Performance-Based Restricted Stock Awards – One performance-based restricted stock award granted on December 30, 2009, pursuant to the 2006 Plan, that shall vest on December 30, 2010 based on the achievement of certain performance objectives for fiscal year 2010 using qualifying criteria contained in the 2006 Plan (the “2010 Performance Restricted Stock Award”) and one performance-based restricted stock award granted on December 30, 2010, pursuant to the 2006 Plan, that shall vest on December 30, 2011 based on the achievement of certain performance objectives for fiscal year 2011 using qualifying criteria contained in the 2006 Plan (the “2011 Performance Restricted Stock Award”). The target 2010 Performance Restricted Stock Award was granted and performance objectives set by the Compensation Committee of the Board of Directors of Massey on December 12, 2009. The 2011 Performance Restricted Stock Award shall be granted and the performance objective(s) set by the Compensation Committee of the Board of Directors of Massey prior to commencement of fiscal year 2011. There shall be a threshold level of performance for each performance objective below which no stock shall be earned, a target level of performance, and a maximum level of performance, the amount of which can be up to and including two and a half times the target amount, above which no additional stock shall be earned. The target number of restricted shares that shall be earnable for 2010 is 71,076 shares. The total number of restricted shares that can be earned by the Executive for 2010 is 71,076. The target number of restricted shares that shall be earnable for 2011 and the total number of restricted shares that can be earned by the Executive for 2011, shall be determined by the Compensation Committee on its award date. The achievement of the 2010 Performance Restricted Stock Award and the 2011 Performance Restricted Stock Award for purposes of this Section 1.6 shall be confirmed by the Chief Financial Officer and the Compensation Committee and may be adjusted at the sole discretion of the Compensation Committee in a manner consistent with the performance-based compensation rules of Section 162(m) of the IRC, and as permitted by the 2006 Plan.  Notwithstanding any other provision hereof, the Compensation Committee shall have the right, in its sole discretion, to reduce the actual award payout for any Performance Restricted Stock Award by up to and including 5% of the maximum award payout provided that such discretion shall only be exercised based on the Compensation Committee’s review and its judgment as to whether the Executive has satisfactorily proposed, updated as appropriate, and implemented a successorship plan for all executive ranks.

1.7.  Discretionary Award. Notwithstanding anything herein to the contrary, the Compensation Committee retains the discretion to cause the Company to pay or provide for additional or other compensation for extraordinary performance regardless of the outcome on any performance-based pay contained in this letter agreement provided such extraordinary performance relates to performance which is not based on the performance criteria or goals contained herein.

1.8.  Life Insurance – Massey shall pay the premiums, if any, on the Executive’s $4,000,000 split dollar life insurance policies payable in 2010 and 2011 (payable no later than 30 days after the premium becomes due).

1.9.  Severance – The Executive entered into a certain Change in Control Agreement with Massey dated December 21, 2005, as amended and restated effective January 1, 2009 (which agreement, as the same may be amended or replaced, is referred to as the “Change in Control Agreement”) which governs the Executives’ rights, duties and obligations in the event of the Executive’s cessation of employment with Massey (or any successor) covered by the Change in Control Agreement. In the event of the Executive’s cessation of employment with Massey during the period commencing January 1, 2010 through December 30, 2011 for any reason other than for “Cause” (as defined, and determined pursuant to the procedure, in the aforesaid Change in Control Agreement) under circumstances where such cessation of employment is not covered by the Change in Control Agreement, then Massey shall pay to the Executive, or if the Executive is deceased to his Estate, the sum of $5,000,000, unless the Executive elects to terminate his employment voluntarily during the period commencing January 1, 2010 through December 30, 2011 other than for any reason which would constitute “a Constructive Termination Associated With a Change in Control” (as defined, and determined pursuant to the procedure, in the aforesaid Change in Control Agreement, under circumstances where such Constructive Termination Associated with a Change in Control is not covered by the Change in Control Agreement and disregarding the need for an actual or potential Change in Control). Any such payment shall be made in six (6) equal monthly payments beginning the 1st day of the month after the Executive’s employment with Massey terminates and on the first day of each month following thereafter until all such payments are made.

In the event the Executive ceases to be employed on or before December 30, 2010 and is entitled to payments and benefits under the Change in Control Agreement (as defined in Section 1.10 below), then Massey shall pay to the Executive, or if the Executive is deceased to his Estate, the sum of $2,000,000 on the date of termination.  In the event the Executive ceases to be employed on or after January 1, 2011 through December 31, 2011 and is entitled to payments and benefits under the Change in Control Agreement (as defined in Section 1.10 below), then Massey shall pay to the Executive, or if the Executive is deceased to his Estate, the sum of $2,000,000 on the date of termination.  Either of these payments shall be in addition to any payments and benefits to which the Executive is entitled under the Change in Control Agreement, but shall be subject to any payment limitations under the Change in Control Agreement.

1.10.  Termination of Certain Rights on Cessation of Employment – In the event that the Executive’s employment with Massey terminates during the period commencing January 1, 2010 through December 30, 2010 for any reason, all of the Executive’s rights with respect to the following awards covering the 2010 fiscal year (unearned or unvested Cash Incentive Bonus Award, Performance Restricted Unit Awards, Performance Cash Awards, and Performance Restricted Stock Award), as set forth in Sections 1.2, 1.4, 1.5, and 1.6 above, shall terminate and all rights thereunder shall cease and payment of life insurance premiums as set forth in Section 1.8 above shall cease. In the event that the Executive’s employment with Massey terminates during the period commencing January 1, 2011 through December 30, 2011 for any reason, all of the Executive’s rights with respect to the following awards covering the 2011 fiscal year (unearned or unvested Cash Incentive Bonus Award, Performance Restricted Unit Awards, Performance Cash Awards, and Performance Restricted Stock Award), as set forth in Sections 1.2, 1.4, 1.5, and 1.6 above, shall terminate and all rights thereunder shall cease and payment of life insurance premiums as set forth in Section 1.8 above shall cease.

1.11           Order of Payout and Total Compensation Cap. The amount of performance-based compensation that the Executive earns during fiscal year 2010 (assuming he is employed by the Company from January 1, 2010 through December 30, 2010) under Sections 1.2, 1.4, 1.5, and 1.6 shall be capped at $11,000,000 less the product obtained by multiplying 6,668 by the closing market price of Massey common stock on the New York Stock Exchange on December 30, 2010 (the “2010 Cap”), which limitation shall be based on the IRS Form W-2 reporting (as the same may be modified herein for this purpose). The order in which the Executive’s earned compensation for 2010 shall be applied to the cap for 2010 shall be as follows:  (i) Section 1.2 – the 2010 Cash Incentive Bonus Award earned by the Executive during 2010, (ii) Section 1.4 – the Level 1 2010 Performance Restricted Unit Award earned by the Executive during 2010, based on the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of 2010, (iii) Section 1.4 – the Level 2 2010 Performance Restricted Unit Award earned by the Executive during 2010, based on the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of 2010, (iv) Section 1.5 – the Level 3 2010 Performance Cash Award earned by the Executive during 2010, based on the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of 2010, (v) Section 1.5 – the Level 4 2010 Performance Cash Award earned by the Executive during 2010, based on the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of 2010, and (vi) Section 1.6 – the value of the 2010 Performance Restricted Stock Award earned by the Executive during 2010 based on the closing market price of Massey’s common stock on the New York Stock Exchange on the date of payment for federal income tax purposes. Any compensation that would have otherwise been payable to the Executive but for the 2010 Cap shall not be considered earned and shall not be paid. The amount of performance-based compensation that the Executive earns during fiscal year 2011 (assuming he is employed by the Company from January 1, 2011 through December 30, 2011) under Sections  1.2,  1.4, 1.5, and 1.6 shall be capped at $11,000,000 less the product obtained by multiplying 13,334 by the closing market price of Massey common stock on the New York Stock Exchange on December 30, 2011 (the “2011 Cap”). The order in which the Executive’s earned compensation for 2011 shall be applied to the cap for 2011 shall be as follows:  (i) Section 1.2 – the 2011 Cash Incentive Bonus Award earned by the Executive during 2011, (ii) Section 1.4 – the Level 1 2011 Performance Restricted Unit Award earned by the Executive during 2011, based on the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of 2010, (iii) Section 1.4 – the Level 2 2011 Performance Restricted Unit Award earned by the Executive during 2011, based on the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of 2010, (iv) Section 1.5 – the Level 3 2011 Performance Cash Award earned by the Executive during 2011, based on the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of 2010, (v) Section 1.5 – the Level 4 2011 Performance Cash Award earned by the Executive during 2011, based on the closing market price of Massey common stock on the New York Stock Exchange on the last trading day of 2010, and (vi) Section 1.6 – the value of the 2011 Performance Restricted Stock Award earned by the Executive during 2011 based on the closing market price of Massey’s common stock on the New York Stock Exchange on the date of payment for federal income tax purposes. Any compensation that would have otherwise been payable to the Executive but for the 2011 Cap shall not be considered earned and shall not be paid.

SECTION 2.  Expenses.  Subject to prevailing Massey policy or such guidelines as may be established by the Board of Massey, Massey will reimburse the Executive for all reasonable expenses incurred by the Executive in carrying out his duties promptly upon the submission of appropriate documentation, but, in any event, no later than the last day of the year following the year in which the Executive incurs the reimbursable expenses.

SECTION 3.  Withholding of Taxes.  Massey may withhold from any amounts payable under this letter agreement all federal, state, city or other taxes as Massey is required to withhold pursuant to any applicable law, regulation or ruling.

SECTION 4.  Validity.  If any provision of this letter agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this letter agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

SECTION 5.  Governing Law. The validity, interpretation, construction and performance of this letter agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

SECTION 6.  Nonqualified Deferred Compensation Omnibus Provision.  Any compensation or benefits which are provided or available to the Executive pursuant to or in connection with any plan or program (including without limitation this letter agreement) to which Massey or any of its subsidiaries or affiliates is a party and which is considered to be provided under a nonqualified deferred compensation plan or program subject to IRC Section 409A shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of IRC Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance. The Executive hereby consents to the amendment of any such plan or program as may be determined by Massey to be necessary or appropriate to evidence or further evidence required compliance with IRC Section 409A. In the event the Executive is a specified employee described in IRC Section 409A(a)(2)(B)(i) whose nonqualified deferred compensation subject to IRC Section 409A must be deferred until six (6) months after his separation from service, then payment of any amount or provision of any benefit under this letter agreement which is considered to be nonqualified deferred compensation subject to IRC Section 409A shall be deferred to the extent required by IRC Section 409A until six (6) months after the Executive's separation from service (the “409A Deferral Period”), absent an intervening payment event under IRC Section 409A such as his death. In the event such payments are otherwise due to be made in installments or periodically during the 409A Deferral Period, the payments which would otherwise have been made in the 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends, and the balance of the payments shall be made as otherwise scheduled. In the event, benefits are required to be deferred, any such benefit may be provided during the 409A Deferral Period at the Executive’s expense, with the Executive having a right to reimbursement from Massey once the 409A Deferral Period ends, and the balance of the benefits shall be provided as otherwise scheduled. For purposes of this letter agreement, all rights to payments and benefits hereunder shall be treated as rights to a series of separate payments and benefits to the fullest extent allowable by IRC Section 409A, and for purposes of determining payment of nonqualified deferred compensation for purposes of IRC Section 409A in connection with a termination of employment, termination of employment will be read to mean a "separation from service" within the meaning of IRC Section 409A where it is reasonably anticipated that no further service would be performed after that date or that the level of bona fide services the Executive would perform after that date (whether as an employee or independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediationly preceding thirty-six (36) month period.

SECTION 7.  Extension. This letter agreement may be extended by mutual agreement between the Executive and Massey for an additional two years.